SPECIAL MONEY MARKET FUND, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                   August 22, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Special Money Market Fund, Inc.
                  File No. 811-5951


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended June 30, 2003. The enclosed is being filed electronically via the
EDGAR System.



                                                        Yours truly,


                                    	      /s/ Jonathan D. Shain
                                                  Jonathan D. Shain
                                                          Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 22nd day of August 2003.



	Special Money Market Fund, Inc.



Witness: /s /Floyd L. Hoelscher			By: /s/ Jonathan D. Shain
Floyd L. Hoelscher					Jonathan D. Shain
         						Secretary


T:\CLUSTER 2\N-SARS\SMM\2002\8-03 annual cover-sig.doc